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                                                                      Exhibit 21

                    SUBSIDIARIES OF KOS PHARMACEUTICALS, INC.

           NAME                           JURISDICTION OF INCORPORATION
Aeropharm Technology, Inc.                          Delaware

Kos Life Sciences, Inc.                             Delaware

IEP Pharmaceutical Devices, Inc.                    Florida*

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* Wholly-owned by Aeropharm Technology, Inc.